UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2023

Chicken Soup for the Soul Entertainment Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-38125	81-2560811
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

132 E. Putnam Avenue, Floor 2W, Cos Cob, CT	06807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 398-0443

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	CSSE	The Nasdaq Stock Market LLC
9.75% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.0001 par value per share	CSSEP	The Nasdaq Stock Market LLC
9.50% Notes due 2025	CSSEN	The Nasdaq Stock Market LLC
Redeemable warrants, each 11.494 warrants exercisable for one share of common stock at an exercise price of $132.18 per share	CSSEL	The Nasdaq Stock Market LLC

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Class W Warrants to purchase Class A Common Stock	CSSEW	OTC Markets
Class Z Warrants to purchase Class A Common Stock	CSSEZ	OTC Markets

Item 1.01.	Entry into a Material Definitive Agreement.

On March 31, 2023, Chicken Soup for the Soul Entertainment, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Craig-Hallum Capital Group LLC as sole managing underwriter (the “Underwriter”), for an underwritten public offering of 4,688,015 shares (the “Shares”) of the Company’s Class A common stock, $0.0001 par value per share (the “Common Stock”, such offering the “Offering”). The closing of the Offering took place on April 3, 2023. All of the Shares were sold by the Company. The price per Share in the Offering was $2.30 (the “Offering Price”). The net proceeds to the Company from the Offering were approximately $10.1 million, including approximately $3.8 million from sales made to the Company’s parent company, Chicken Soup for the Soul, LLC (“CSS”) and after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. CSS paid the Offering Price for the Shares it purchased in the Offering. No underwriting discount applied to the Shares purchased by CSS.

The Offering was made pursuant to a shelf registration statement on Form S-3 that was filed with the Securities and Exchange Commission (“SEC”) on June 14, 2021, and declared effective by the SEC on June 24, 2021 (File No. 333-257057). A prospectus supplement relating to the Offering has been filed with the SEC.

The representations, warranties and covenants contained in the Underwriting Agreement were made solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Underwriting Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Underwriting Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this report and is incorporated by reference herein.

A copy of the opinion of Graubard Miller relating to the legality of the issuance and sale of the Shares is attached as Exhibit 5.1 to this report.

Item 8.01	Other Events.

On March 30, 2023, the Company issued a press release announcing the proposed public Offering. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On March 31, 2023, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 31, 2023, between Chicken Soup for the Soul Entertainment, Inc. and Craig-Hallum Capital Group LLC.

5.1	Opinion of Graubard Miller.

23.1	Consent of Graubard Miller (included in Exhibit 5.1).

99.1	Press Release

99.2	Press Release

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2023	CHICKEN SOUP FOR THE SOUL ENTERTAINMENT, INC.

	By:	/s/ William J. Rouhana, Jr.
	Name:	William J. Rouhana, Jr.
	Title:	Chief Executive Officer